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                                                                   EXHIBIT 10.26

                 SEPARATION AND NON-COMPETE AGREEMENT BETWEEN
            MICHAEL SHAHBAZIAN AND WALKER INTERACTIVE SYSTEMS, INC.

     This Separation and Non-Compete Agreement ("Agreement") is entered into between Michael Shahbazian ("Executive") and Walker Interactive Systems, Inc. (the "Company") to become effective on the Effective Date as defined in Section [11.2] of this Agreement.

                                  WITNESSETH

     WHEREAS, on November 15, 1999 ("Resignation Date") Executive resigned from the Company effective January 31, 2000 ("Separation Date"); and

     WHEREAS, the Company desires that Executive's services to the Company continue through the Separation Date; and

     WHEREAS, the Company wishes to assist Executive in the transition of his employment, and Executive wishes to provide services and other consideration to the Company in exchange for transition assistance;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto:

     1. RESIGNATION AND SEPARATION. Executive hereby resigns as an employee and officer of the Company, effective as of the Separation Date.

     2. CONTINUED SERVICES. Executive agrees to continue to provide full-time services as the Company's Chief Financial Officer, and to execute the responsibilities and duties of that office to the best of his professional expertise, until the Separation Date.

     3. CONTINUED SALARY AND BENEFITS. While Executive continues providing services in compliance with this Agreement, the Company shall continue Executive's current compensation and benefits, until the Separation Date.

     4.   STOCK OPTIONS.

          4.1 Accelerated Vesting of Stock Options. Subject to the approval of the Company's Board of Directors ("Board"), the vesting of Executive's incentive stock option under Option Grant No. 950671 (the "Option"), totaling one hundred twenty thousand (120,000) shares, shall be accelerated such that as of the Separation Date, the portion of the Option that would have vested on or before January 31, 2001, had Executive remained employed at the Company, shall accelerate and immediately become vested and exercisable.

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          4.2  Cease Vesting on Separation Date. Continued vesting of shares under each of Executive's stock option grants will cease as of the Separation Date.

          4.3 Extended Exercise Period For Vested Stock Options. Subject to the approval of the Board, the period during which Executive may exercise any and all stock options deemed vested as of the Separation Date shall be extended such that Executive will have twelve (12) months after the Separation Date to exercise such options. All unexercised options will terminate after such twelve
(12)-month period.

          4.4 Tax Treatment. Executive acknowledges that any stock options which Executive has been granted which may originally have been intended to qualify as incentive stock options under section 422 of the Internal Revenue Code may lose that status upon Executive's execution of this Agreement because of the improvements in their terms contained in this Agreement. Executive further acknowledges that the Company is not making any representation regarding the tax treatment of any of Executive's stock options and that Executive has been advised by the Company to seek independent tax advice on that matter.

     5. SEVERANCE PAYMENTS. Provided that Executive remains in compliance with all terms of this Agreement, the Company shall pay severance to Executive by continuing his base salary from the Separation Date until November 15, 2000. Severance payments shall be subject to standard payroll deduction and withholding, and shall be made according to the Company's regular payroll schedule.

     6. COBRA CONTINUATION. As permitted by the federal COBRA law and the Company's health care plans, Executive and Executive's covered dependents who are enrolled in a health or dental plan sponsored by the Company may be eligible to continue coverage under such health or dental plan, at Executive's own expense. Executive shall receive separate notice of any such right to continue health coverage. The Company will pay an amount equal to its current share of Executive's monthly health insurance premium ("COBRA Contribution") for three
(3) months after the Separation Date, provided that Executive elects to continue coverage under COBRA. The Company's payment of the COBRA Contribution during such three-month period will be credited as payment by Executive for purposes of Executive's total payment required under COBRA. No provision of this Agreement will delay Executive's COBRA qualifying event past the Separation Date.

     7. ACCRUED VACATION PAY. In addition to any other amount payable under this Agreement, Executive will be entitled to receive upon the Separation Date any accrued vacation pay, in accordance with the Company's vacation pay policy then in effect for employees generally.

     8. NO ADDITIONAL COMPENSATION. Executive acknowledges and agrees that after the Separation Date he will not be entitled to or receive any compensation, bonuses, stock, stock options or other benefits as a consequence of his Employment, except as expressly set forth in this Agreement.

     9. PROPRIETARY INFORMATION OBLIGATIONS. Executive acknowledges his continuing, post-Employment obligations under that certain Proprietary Information and

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Confidentiality Agreement dated April 16, 1999, between Executive and the
Company ("Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit A.

     10. LIMITATION ON ACTIVITIES (NON-COMPETE). In exchange for the stock option vesting, extension of option exercise period, severance payments, COBRA Contribution, and other consideration under this Agreement, to which he would not otherwise be entitled, Executive agrees that, for twelve (12) months following the "Resignation date", he will not directly or indirectly (whether for compensation or without compensation), as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business activity that is directly competitive with the business of the Company ("Competitive Activity"). For purposes of this Agreement, "Competitive Activity" shall be limited to (a) obtaining employment, performing work or providing services directly and specifically to SAP, PeopleSoft, Oracle, Hyperion, QSP, BAAN, Lawson, CODA (or any related controlled corporation or majority interest in a partnership). These competitive activities are in addition to the limitations on Executive's activities set forth in his Proprietary Information Agreement, and they are considered by the parties to constitute a reasonable restriction for the purpose of protecting the business and trade secrets of the Company. However, if any such limitation is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     11. RELEASES. In exchange for the stock option vesting, extension of option exercise period, severance payments, COBRA Contribution, and other consideration under this Agreement to which he would not otherwise be entitled, Executive agrees to provide the Company and its affiliates with the following releases:

          11.1 Executive's General Release. Except as otherwise set forth in this Agreement, Executive hereby releases, acquits and forever discharges the Company, its parents and subsidiaries, and its and their respective officers, directors, employees, shareholders, agents, attorneys, servants, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date hereof, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Executive's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims arising from that certain Executive Severance Benefits Agreement between Executive and the Company signed August __, 1999 ("Severance Agreement"); claims pursuant to any federal, state, local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair

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Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; harassment; emotional distress; and breach of the implied covenant of good faith and fair dealing.

          11.2 Acknowledgement of Age Discrimination Waiver Disclosures. Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, as amended. He also acknowledges that the consideration given for the waiver and release in the above paragraph is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) his waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) he has been advised hereby that he should consult with an attorney prior to executing this Agreement; (c) he has twenty-one (21) days to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following execution of this Agreement to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Executive, provided that the Company has also signed the Agreement by that date ("Effective Date").

          11.3 Executive's Release of Unknown Claims. Executive acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

          11.4 Separation Date Release and Waiver. Executive agrees to execute a second general release and waiver, a form of which is attached hereto as Exhibit B, upon the Separation Date.

     12.  Miscellaneous.

          12.1 Confidentiality. Executive shall hold the provisions of this Agreement in strictest confidence and not publicize or disclose them in any manner whatsoever; provided, however, that Executive may disclose this Agreement to his immediate family, attorneys, accountants, tax preparers and financial advisers, provided the person to whom he intends to make such disclosure first agrees to be bound by this provision, and he may also disclose this Agreement insofar as such disclosure is required by law .

          12.2 Binding Effect; Non-Assignability. The rights and obligations of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be.

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          12.3  Complete Understanding; Modification. This Agreement, including
Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between the parties hereto with respect to the subject matter hereof, and is entered into without reliance on any promise written or oral, other than those expressly contained herein, and it supersedes any other such promises and representations including the Severance Agreement. Any modification or amendment of this Agreement shall be effective only if in writing and signed by the Executive and an authorized officer of the Company.

          12.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction so as to conform to the intentions of the parties to the greatest extent permitted by law.

          12.5 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          12.6 Headings. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.

     In Witness Whereof, the parties have executed this Agreement on the respective dates written below.



WALKER INTERACTIVE SYSTEMS, INC.           MICHAEL SHAHBAZIAN


By:
    ---------------------------------      ------------------------------------

Title:                                     Date:
       ------------------------------            ------------------------------

Date:
      -------------------------------

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                                   EXHIBIT A

             PROPRIETARY INFORMATION AND CONFIDENTIALITY AGREEMENT


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                                   EXHIBIT B

                          GENERAL RELEASE AND WAIVER
                        (To be signed January 31, 2000)

     In consideration for stock option vesting, extension of option exercise period, severance payments, COBRA Contribution, and other consideration to which Executive would not otherwise be entitled, Executive agrees to execute the following General Release and Waiver ("Release") on the Separation Date.

     Except as otherwise set forth in this Agreement, Executive hereby releases, acquits and forever discharges the Company, its parents and subsidiaries, its and their respective officers, directors, employees, shareholders, agents, attorneys, servants, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, or conduct at any time prior to the execution date hereof, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Executive's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims under the Severance Agreement; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA. Executive also acknowledges that the consideration given for the release in the preceding paragraph hereof is in addition to anything of value to which he was already entitled. Executive further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) this Release does not apply to any rights or claims that may arise after the execution date of this Release; (b) he has been advised hereby that he should consult with an attorney prior to executing this Release; (c) he has twenty-one (21) days to consider this Release; (d) he has seven (7) days following his execution of this Release to revoke the Release; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by Executive ("Effective Date of this Release").

     In giving this Release, which includes claims which may be unknown to Executive at present, Executive acknowledges that he has read and understands
Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release,

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which if known by him must have materially affected his settlement with the debtor." Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any claims he may have against the Company.



                                    By:
                                        ---------------------------------------
                                                  Michael Shahbazian

                                    Date:
                                          -------------------------------------

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